UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2012

Merrimack Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35409	04-3210530
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square, Suite B7201 Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 441-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 8, 2012, Merrimack Pharmaceuticals, Inc. (the “Company”) entered into a Loan and Security Agreement (the “Loan Agreement”) with Hercules Technology Growth Capital, Inc. (“Hercules”) pursuant to which a term loan of up to an aggregate principal amount of $40.0 million is available to the Company. The Loan Agreement provides for an initial term loan advance of $25.0 million, which closed on November 8, 2012, and an additional term loan advance of up to $15.0 million, which is available at any time through December 15, 2012 upon the Company’s request.

The term loan bears interest at an annual rate equal to the greater of 10.55% and 10.55% plus the prime rate of interest minus 5.25%, but may not exceed 12.55%. The Loan Agreement provides for interest-only payments for twelve months and repayment of the aggregate outstanding principal balance of the loan in monthly installments starting on December 1, 2013 and continuing through May 1, 2016. If the Company receives aggregate gross proceeds of at least $75 million in one or more transactions prior to December 1, 2013, including pursuant to a financing or collaboration, the Company may elect to extend the interest-only period by six months so that the aggregate outstanding principal balance of the loan would be repaid in monthly installments starting on June 1, 2014 and continuing through November 1, 2016. In addition, the Company paid a fee of $0.3 million upon closing and is required to pay a fee of $1.2 million at maturity. At the Company’s option, the Company may elect to prepay all or any part of the outstanding term loan without penalty.

In connection with the Loan Agreement, the Company granted Hercules a security interest in all of the Company’s personal property now owned or hereafter acquired, excluding intellectual property but including the proceeds from the sale, if any, of intellectual property, and a negative pledge on intellectual property. The Loan Agreement also contains certain representations, warranties and non-financial covenants of the Company. In addition, the Loan Agreement grants Hercules an option to purchase up to an aggregate of $1.0 million of the Company’s equity securities sold to institutional accredited investors in a private financing within one year after the closing of the Loan Agreement upon the same terms and conditions afforded to such investors. The Company received net proceeds of $24.7 million from the initial term loan advance on November 8, 2012.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition.

On November 14, 2012, the Company announced its financial results for the quarter ended September 30, 2012.  The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 2.02 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Loan Agreement is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)  The following exhibits are included in this Current Report on Form 8-K, except that Exhibit 99.1 relating to Item 2.02 shall be deemed to be furnished, and not filed:

10.1                        Loan and Security Agreement, dated as of November 8, 2012, by and between the Registrant and Hercules Technology Growth Capital, Inc.

99.1                        Press release issued by the Registrant on November 14, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRIMACK PHARMACEUTICALS, INC.

Date: November 14, 2012	By:	/s/ Jeffrey A. Munsie
Jeffrey A. Munsie
Corporate Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Loan and Security Agreement, dated as of November 8, 2012, by and between the Registrant and Hercules Technology Growth Capital, Inc.

99.1	Press release issued by the Registrant on November 14, 2012